UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 2, 2004

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other Events

On July 2, 2004, Host Marriott Corporation announced that it will redeem all 4,160,000 shares of its 10% Class A Cumulative Redeemable Preferred Stock on August 3, 2004, at a redemption price of $25.00 per share plus accrued dividends. The redemption agent is Equiserve Trust Company, N.A.

Item 7. Exhibit

(c) Exhibit

Exhibit No.	Description
99.1	July 2, 2004 Host Marriot Corporation press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

July 7, 2004	By:	/s/ LARRY K. HARVEY
	Name:	Larry K. Harvey
	Title:	Senior Vice President and Corporate Controller

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